SCHEDULE 14A INFORMATION

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Alder BioPharmaceuticals, Inc.

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ALDER BIOPHARMACEUTICALS, To Be Held On: INC. May 19, 2015 at 10:00 AM PDT at the offices of Cooley LLP, 1700 Seventh Avenue, Suite 1900, Seattle, Washington 98101-1355 COMPANY NUMBER JOHN SMITH 1234 MAIN STREET ACCOUNT NUMBER APT. 203 NEW YORK, NY 10038 CONTROL NUMBER This is not a ballot. You cannot use this notice to vote. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery, please make the request as instructed below before May 8, 2015. Please visit http://www.astproxyportal.com/ast/18962, where the following materials are available for view: • Notice of Annual Meeting of Stockholders • Proxy Statement • Form of Electronic Proxy Card • Annual Report on Form 10-K TO REQUEST MATERIAL: TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers) E-MAIL: info@amstock.com WEBSITE: http://www.amstock.com/proxyservices/requestmaterials.asp TO?VOTE: ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date. IN PERSON: You may vote your shares in person by attending the Annual Meeting. For directions, please call the offices of Cooley LLP at 206-452-8700. MAIL: You may request a card by following the instructions above. 1. Annual Nominees Meeting: for Election for a Three-Year Term Expiring at the 2018 2. To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting NOMINEES: firm of Alder BioPharmaceuticals, Inc. for its fiscal year ending December 31, Stephen M. Dow 2015. A. Bruce Montgomery THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. O Nominee #12